                     CERTIFICATE OF AMENDMENT
                              TO THE
                   CERTIFICATE OF INCORPORATION
                                OF
                    CVD FINANCIAL CORPORATION

  CVD Financial Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

  1. The Shareholders of the Corporation adopted the following resolutions at the annual general meeting of shareholders of the Corporation on September 6, 1996:

AMENDMENT TO THE CERTIFICATE OF INCORPORATION - CHANGE OF NAME
--------------------------------------------------------------

Article 1 of the Certificate of Incorporation [shall] be amended to read in its entirety as follows:

"The name of the Corporation is Drummond Financial Corporation."

AMENDMENT TO THE CERTIFICATE OF INCORPORATION - EXPANSION OF CORPORATE POWERS
-----------------------------------------------------------------------------

Article 3 of the Corporation's Certificate of Incorporation [shall] be amended to read in its entirety as follows:

"The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

AMENDMENT TO THE CERTIFICATE OF INCORPORATION - CLASSIFYING THE BOARD OF
DIRECTORS
------------------------------------------------------------------------

A new Article 8 of the Corporation's Certificate of Incorporation [shall] be added to read in its entirety as follows:

"The directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At any annual meeting of shareholders held during or after 1996, successors to the class of directors whose term expires at that annual meeting shall be elected to serve until the third ensuing annual meeting of shareholders. If the number of directors is changed in the manner provided by the bylaws, any increase or decrease shall be apportioned among the classes so the number of directors in each class is as nearly equal as possible, and any additional director of any class elected or appointed to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office."

  2. The foregoing amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

  DATED October 14, 1996.

                                    CVD FINANCIAL CORPORATION

                                    By:    /s/Michael J. Smith
                                           ------------------------
                                           Michael J. Smith
                                           President

                                    Attest: /s/ Roy Zanatta
                                           ------------------------
                                           Roy Zanatta
                                           Secretary

  I certify that I know or have satisfactory evidence that Michael J. Smith is the person who appeared before me, and said person acknowledge that said person signed this instrument, on oath stated that said person was authorized to execute the instrument, and acknowledged it as the act of CVD Financial Corporation, a Delaware corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in this instrument.

  Dated this 14th day of October, 1996.

                                           /s/Janilee A. Jeffery
OFFICIAL SEAL                              ---------------------------------
JANILEE A. JEFFERY                         (Signature of Public Officer)
Notary Public - State of Washington
My Commission Expires 6-29-99                 Janilee A. Jeffery
                                           ---------------------------------
                                           (Legibly Print or Stamp Name of
                                           Public Officer)

                                           My appointment expires 6-29-99




                               -2-